SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __ )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or  ss.240.14a-12

                          Giga Information Group, Inc.
                (Name of Registrant as Specified In Its Charter)

       _________________________________________________________________
    (Name of Person)s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------

       5) Total fee paid:

       -------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

       1) Amount previously paid:

       ----------------------------------------
       2) Form, Schedule or Registration Statement No.:

       ----------------------------------------
       3) Filing Party:

       ----------------------------------------
       4) Date Filed:

       ----------------------------------------


`

                          GIGA INFORMATION GROUP, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 10, 1999

                            ------------------------

TO THE STOCKHOLDERS OF GIGA INFORMATION GROUP, INC.

      The Annual Meeting of Stockholders of Giga Information Group, Inc., a Delaware corporation, will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Monday, May 10, 1999, at 10:00 a.m., local time, for the following purposes:

      1. To elect two Directors to serve until the 2002 Annual Meeting of Stockholders;

      2.    To approve the Giga 1999 Share Incentive Plan;

      3.    To approve the Giga 1999 Employee Stock Purchase Plan;

      4. To ratify the appointment of PricewaterhouseCoopers LLP as Giga's independent auditors for the 1999 fiscal year; and

      5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof and only holders of record of Common Stock at the close of business on such date will be entitled to notice of, and to vote at, the meeting.

                                              By Order of the Board of Directors

                                                        DANIEL M. CLARKE
                                                            Secretary

Norwell, Massachusetts
April 12, 1999

      Each stockholder is urged to execute the enclosed Proxy promptly. In the event a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote the shares in person.

                          GIGA INFORMATION GROUP, INC.
                              One Longwater Circle
                          Norwell, Massachusetts 02061

                               ------------------

                                PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 10, 1999

                               ------------------

      This Proxy Statement is furnished to the holders of Common Stock, par value $0.001 per share, of Giga Information Group, Inc. in connection with the solicitation of proxies on behalf of the Board of Directors to be voted at the Annual Meeting of Stockholders to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, NY, on May 10, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 12, 1999.

                                     VOTING

Record Date

      Only owners of record of shares of Common Stock at the close of business on March 15, 1999, are entitled to vote at the meeting or adjournments or postponements thereof. Each owner of record of Common Stock is entitled to one vote for each share of Giga Common Stock so held. On March 15, 1999, there were 9,963,523 shares of Common Stock issued and outstanding.

Matters to Be Considered

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors to serve until the Annual Meeting of Stockholders in 2002, stockholders may vote in favor of all nominees or withhold their votes as to all or specific nominees. With respect to the other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted:

      1.    FOR the election of all nominees as director;

      2.    FOR the proposal to approve the 1999 Share Incentive Plan;

      3.    FOR the proposal to approve the 1999 Employee  Stock  Purchase Plan;
            and

      4. FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the 1999 fiscal year.

Required Votes

      Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. In accordance with Giga's Amended and Restated Bylaws, each of the other proposals will be approved by the affirmative vote of a majority of the votes cast "For" or "Against" the proposals by holders of Common Stock voting on the proposal in person or by proxy at the Annual Meeting. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals, will have the practical effect of reducing the number of votes "For" needed to approve each of the proposals.

Voting and Revocation of Proxies

      Stockholders are requested to execute their proxy by mail or telephone or electronically through the Internet, all as described on the enclosed proxy card. All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons executing them by giving written notice to the Secretary of Giga, by delivering a later dated proxy or by voting in person at the Annual Meeting.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 15, 1999 by (1) each person known by Giga to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of Giga's directors and director nominees, (3) each of the executive officers whose names appear in the summary compensation table and
(4) all directors, director nominees and executive officers as a group.

                                                                    % of Shares
                                                   Number of        Beneficially
Beneficial Owner                                   Shares (1)         Owned (2)
----------------                                   ----------       ------------

Gideon I. Gartner.............................      2,302,780(3)        22.9%
  c/o Giga Information Group, Inc.
  One Longwater Circle
  Norwell, MA 02061

Friedman, Billings, Ramsey Group, Inc.........      1,262,783(4)        12.5%
  1001 19th Street North
  Arlington, VA 22209-1710l

Pequot Capital Management, Inc. ..............      1,173,337(5)        11.3%
  500 Nyala Farm Road
  Westport, CT 06880

Irwin Lieber..................................        835,738(6)         8.4%
  Geo Capital Corporation
  767 Fifth Avenue, 45th Floor
  New York, NY 10153

21st Century Communications Partners, L.P.....        571,429(7)         5.7%
  767 Fifth Avenue, 45th floor
  New York, NY 10153

A.G.W. Biddle, III............................        388,424(8)         3.9%

Neill H. Brownstein...........................        157,166(9)         1.6%

David L. Gilmour..............................        135,000(10)        1.4%

Richard L. Crandall...........................        108,458(11)        1.1%

Bernard Goldstein.............................         42,334(12)          *

James C. R. Graham............................         21,083(13)          *

Michael R. Mooradian..........................         13,523(14)          *

Daniel M. Clarke..............................         10,666(15)          *

All directors, director nominees and
  executive officers as a group (10 persons)..      4,015,172(16)       33.7%

------------
*     Less than 1%.

(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Amounts shown include shares issuable within the 60-day period following March 15, 1999 pursuant to the exercise of options or warrants.

(2)   On  March  15,  1999,   there  were  9,963,523   shares  of  Common  Stock
      outstanding.

(3) Includes options to purchase 220,000 shares of Common Stock and warrants to purchase 12,857 shares of Common Stock. Also includes 220,335 shares of Common Stock, which are held of record by members of Mr. Gartner's family. Mr. Gartner disclaims beneficial ownership of shares held by members of his family.

(4) Friedman, Billings, Ramsey Group, Inc. and its affiliates directly or indirectly beneficially own 1,262,783 shares of Common Stock (as reported in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999). Friedman, Billings, Ramsey & Co., Inc., a subsidiary of Friedman, Billings, Ramsey Group, Inc., was the co-lead underwriter of Giga's initial public offering in July, 1998.

(5) Includes 1,041,474 shares of Common Stock held by Pequot Private Equity Fund, L.P. (365,193 shares of which are subject to the exercise of warrants) and 131,863 shares of Common Stock held by Pequot Offshore Private Equity Fund, L.P. (46,238 shares of which are subject to the exercise of warrants). Pequot Capital Management, Inc. serves as the investment manager to each of these entities and possesses investment and voting power with respect to each such entity but disclaims beneficial ownership. Previously, the beneficial owner of these shares was Dawson-Samberg Capital Management, Inc. A portion of that business, including the beneficial ownership of these shares, was transferred to Pequot Capital Management, Inc. effective January 1, 1999. Pequot Capital Management, Inc. exercises investment and voting power over the shares. The executive officers of Pequot Capital Management are Arthur J. Samberg, Daniel C. Benton and Emil M. Peretz. These executive officers disclaim beneficial ownership of the shares.

(6) Includes 387,443 shares of Common Stock held by 21-CCP, 131,853 shares of Common Stock held by 21-CCTEP, 52,133 shares of Common Stock held by 21-CCFP, 246,646 shares of Common Stock held by Wheatley Partners, L.P. ("Wheatley") and 17,163 shares of Common Stock held by Wheatley Foreign Partners, L.P. ("Wheatley Foreign"). Mr. Lieber, a director of the Company, is a corporate officer of InfoMedia Associates Ltd., a General Partner of 21-CCP, 21-CCTEP, 21-CCFP and a General Partner of Wheatley LLC, a General Partner of Wheatley and Wheatley Foreign. Mr. Lieber disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest in such shares. Mr. Lieber shares dispositive and voting power of such shares with the General Partners of the General Partner of Wheatley and Wheatley Foreign and with the other officers of the General Partner of 21-CCP, 21-CCTEP and 21-CCFP.

(7) Includes 387,443 shares of Common Stock held by 21-CCP, 131,853 shares of Common Stock held by 21-CCTEP and 52,133 shares of Common Stock held by 21-CCFP.

(8) Includes 320,000 shares of Common Stock held by Novak Biddle Venture Partners, LP (77,143 shares of which are subject to the exercise of warrants), 1,167 shares of Common Stock held by Southgate Partners I and 1,167 shares of Common Stock held by Southgate Partners II. Mr. Biddle disclaims beneficial ownership except to the extent of his pecuniary interest in the Novak Biddle shares, and he disclaims beneficial ownership of the Southgate Partner shares which are held in a trust of which he is trustee for his minor children. Mr. Biddle beneficially owns directly 66,090 shares of Common Stock.

(9) Includes 8,000 shares of Common Stock held by Mr. Brownstein's children, 5,333 shares of Common Stock held by Mr. Brownstein and his spouse jointly and 12,857 shares which are subject to the exercise of warrants. Mr. Brownstein disclaims beneficial ownership of the 6,000 shares of Common Stock held by his adult children, Adam J. and Todd D. Brownstein, and Will Gordon, the adult child of his spouse. Mr. Brownstein disclaims beneficial ownership of the 2,000 shares of Common Stock held by his minor child, Emily Hamilton; however, Mr. Brownstein exercises investment and voting power over these shares.

(10)  Includes options to purchase 28,333 shares of Common Stock.

(11) Includes 38,334 shares of Common Stock held by R. Crandall Trust, of which Mr. Crandall serves as trustee (6,429 shares of which are subject to the exercise of warrants). Also includes options to purchase 13,457 shares of Common Stock.

(12) Includes warrants to purchase 5,143 shares of Common Stock and options to purchase 1,000 shares of Common Stock.

(13)  Includes options to purchase 21,083 shares of Common Stock.

(14)  Includes options to purchase 13,523 shares of Common Stock.

(15)  Includes options to purchase 10,666 shares of Common Stock.

(16) Includes 309,062 shares of Common Stock issuable upon exercise of options and 114,429 shares of Common Stock issuable upon exercise of warrants held by all directors, director nominees and executive officers as a group.

                              ELECTION OF DIRECTORS

                                    (Item 1)

Board of Directors

      The Board of Directors presently consists of six members. The Directors are divided into three classes, each serving for a period of three years, except that at the time of Giga's initial public offering, Class I and Class II initially were elected for terms of one and two years ending in 1999 and 2000, respectively.

      One-third of the members of the Board of Directors are elected by the stockholders annually. The Directors whose terms will expire at the Annual Meeting are Neill H. Brownstein and Irwin Lieber. Mr. Lieber has decided not to stand for reelection. Mr. Brownstein has been nominated to stand for reelection as a Director at the Annual Meeting and A.G.W. Biddle, III has been nominated to stand for election as a Director at the Annual Meeting, each to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualify.

      Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

      The Board recommends a vote FOR each nominee as a Director to hold office until the 2002 Annual Meeting. Proxies received by the Board will be so voted unless stockholders specify in their proxy a contrary choice.

            NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2002 (Class I)

      A.G.W. ("Jack") Biddle, III, 38, has been nominated by the Board of Directors to serve as a Director of Giga. He co-founded Novak Biddle Venture Partners in 1996 and serves as one of its General Partners. In 1995, Mr. Biddle was an independent consultant and investor. During that period, he was a consultant to Giga on Giga's acquisition of BIS Strategic Decisions, Inc. From 1990 to 1995, Mr. Biddle was CEO of InterCap Graphics Systems. From 1987 to 1990, Mr. Biddle was with Vanguard Atlantic, Ltd., a merchant banking group focused on software and telecommunications. While at Vanguard, he served as CEO and COO of two of their portfolio companies, Decision Technology and Information Science. From 1985 to 1987, Mr. Biddle was with Gartner Group, Inc. as Executive Assistant to the then CEO, Gideon I. Gartner. During that period, Mr. Biddle was Secretary of Gartner Group's Executive Committee and published original research on global issues in IT with emphasis on telecommunications. He has been a member of the Computer & Communications Industry Association since 1983 and a member of its Board since 1990. Mr. Biddle is Vice Chairman of Meridian Emerging Markets, a Director of Tantivy Communications and Paratek Microwave, and a Board observer at Telogy Networks, Entevo, LifeMinders.com and Blackboard, Inc. He received a B.A. degree in Economics from the University of Virginia.

      Neill H. Brownstein, 54, has served as a Director of Giga since July 1995. Since January 1995, he has been a private investor. From 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities Corporation and was a Founder and General Partner of three affiliated venture capital funds: Bessemer Venture Partners L.P., Bessemer Venture Partners II L.P., and Bessemer Venture Partners III L.P., for which he currently serves as a Special General Partner. Since 1970, he has been president of Neill H. Brownstein Corporation, an investment management counseling enterprise. He also serves as a Director of DSP Communications, Inc. Mr. Brownstein received an A.B. from Columbia College of Columbia University and an M.B.A. from the Kellogg School of Management at Northwestern University. Between 1979 and 1988, Mr. Brownstein also served as a director of Gartner Group, Inc.

            INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2000 (Class II)

      Richard L. Crandall, 55, has served as a Director of and consultant to Giga since August 1995. He was founder of Comshare, Inc., a decision support software company, serving as its Chief Executive Officer from 1970 until 1994 and Chairman until April 1997. Mr. Crandall chairs the Enterprise Software
Roundtable, consisting of the CEO's and COO's of the twenty-five largest enterprise software companies. He currently serves on the Board of Directors of Comshare, Computer Task Group and Diebold and several privately held technology companies. He serves on the National Advisory Board to the College of Engineering of the University of Michigan. Mr. Crandall received a B.S. in electrical engineering, a B.S. in mathematics and an M.S.E. in industrial engineering from the University of Michigan.

      David L. Gilmour, 41, is Chairman and CEO of Tacit Knowledge Systems, Inc., an enterprise software company in Los Altos, California, and a co-founder of Giga with Mr. Gartner. He served as Senior Vice President and Chief Research Officer of Giga from April 1996 to February 1998 and has served as a Director of Giga since July 1995. Until October 1, 1998, Mr. Gilmour served as a special advisor to Giga on Research and Technology. From July 1995 to April 1996, he served as Senior Vice President of Technology of Giga. From July 1993 to July
1995, he served as Chief Executive Officer and a director of ExperNet Corporation, an information technology company that he founded with Mr. Gartner. From October 1992 to April 1993, Mr. Gilmour served as acting President and Chief Executive Officer, and from April 1991 to October 1992 and from April 1993 to July 1993, he served as Executive Vice President, Marketing, of Versant Object Technology Corporation, a computer software company. From 1989 to 1991, he served as Vice President--Database Systems Division, from 1986 to 1989, he served as General Manager--Advanced Products Division, and from 1984 to 1986, he served as Director of Product Planning at Lotus Development Corporation, a software company. Mr. Gilmour received a B.A. in Applied Physics, and an M.S. in engineering, both from Harvard University, and an M.B.A., with distinction, from Harvard Business School.

           INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2001 (Class III)

      Gideon I. Gartner, 63, has served as Chairman of the Board of Directors and Chief Executive Officer of Giga since its inception in March 1995. In October 1997, he was also elected President. From 1993 to 1994, he was a private investor. From 1991 to 1992, he served as Chairman, and from 1979 to 1991 he served as President, Chairman and Chief Executive Officer of Gartner Group, Inc., an information technology company which he founded. In 1984, Mr. Gartner founded Gartner Securities Corp., which changed its name to Soundview Financial Group; Mr. Gartner served as chairman of this company through 1991. From 1972 to 1979, he served as a technology analyst and subsequently as a partner at Oppenheimer & Co. Inc., an entity engaged in the financial services business. Mr. Gartner received his B.S. in engineering from Massachusetts Institute of Technology and received an M.S. in management from MIT's Sloan School of Management.

      Bernard Goldstein, 68, has served as a Director of Giga since April 1997. He is a Director of Broadview Int'l Associates, LLC, which he joined in 1979. He is a past President of the Information Technology Association of America, the industry trade association of the computer service industry, and past Chairman of the Information Technology Foundation. Mr. Goldstein was a Director of Apple Computer Inc. until August 1997, and is currently a Director of Franklin Electronic Publishers, Inc., Sungard Data Systems, Inc., SPSS, Inc. and several privately held companies. Mr. Goldstein received a B.S. from the Wharton School at the University of Pennsylvania and an M.S. from Columbia University.

Additional Information Regarding the Board of Directors

      Board   Committees.   The  Board  of   Directors   has   established   two
committees--the Audit Committee and the Compensation Committee.

      The Audit Committee members are Neill H. Brownstein, Richard L. Crandall and Bernard Goldstein. Mr. Brownstein is the Chairman of the Committee. The Committee, among other things, makes recommendations to the Board of Directors regarding the independent auditors to be nominated for ratification by the stockholders, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and reviews audit results.

      The Compensation Committee members are Neill H. Brownstein and Irwin Lieber. The Committee, among other things, has the authority to establish and approve compensation plans and arrangements with respect to Giga's executive officers and administers certain employee benefit plans, including the stock option and stock issuance plans.

      Board and Board Committee Meetings. In fiscal 1998, the Board of Directors met fifteen times, the Compensation Committee met eight times and the Audit Committee met once (following Giga's initial public offering in August 1998). During such year, each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member thereof.

      Compensation of Directors. Each Director of Giga who is not a full-time employee of Giga or any subsidiary (the "Non-Employee Directors") is reimbursed for expenses incurred in connection with attendance at the meetings of the Board of Directors and committees thereof and is entitled to receive stock options under Giga's 1997 Director Option Plan (the "Director Plan"). Directors who are employees of Giga currently receive no compensation for serving as Directors.

      The Director Plan, adopted in June 1997, provides for the grant of stock options to Non-Employee Directors. Only non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, may be granted under the Director Plan. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 50,000. Options are automatically granted to Non-Employee Directors as follows: (i) options to purchase 2,000 shares of Common Stock on July 1st of each year, commencing July 1, 1997, and (ii) options to purchase 2,000 shares of Common Stock upon such Director's initial election as a Director after adoption of the Director Plan.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth a summary of all compensation awarded or paid to or earned by the Chief Executive Officer, and the other executive officers of Giga whose total salary and bonus in fiscal 1998 exceeded $100,000 (sometimes collectively referred to herein as the "Named Executive Officers") for services rendered in all capacities to Giga (including its subsidiaries) for the fiscal years ended December 31, 1998, 1997 and 1996.

                                                                                  Long Term
                                                   Annual Compensation           Compensation
                                        ---------------------------------------  ------------
                                                                                    Awards
                                                                                 ------------
                                                                                  Securities    All Other
                                                                 Other Annual     Underlying    Compen-
Name and Principal Position    Year     Salary($)    Bonus($)   Compensation($)   Options (#)   sation($)
--------------------------    ------   ----------   ---------   ---------------  ------------   ---------
Gideon I. Gartner ..........   1998    160,000(1)    30,000           --           100,000         --
Chairman, President and ....   1997    160,000(1)    30,000           --              --           --
  Chief Executive Officer ..   1996     53,334(2)      --          47,786(3)          --           --

James C. R. Graham .........   1998    200,000        5,000           --             8,000         --
Executive Vice President ...   1997     36,073       67,500           --            50,000         --
  and Chief Research Officer   1996       --           --             --              --           --

Daniel M. Clarke ...........   1998    154,956       30,000           --            28,000(4)      --
Sr. Vice President, CFO, ...   1997     50,650       20,000           --            20,000         --
  Treasurer, Secretary, ....   1996       --           --             --              --           --
  Acting Chief Operating
  Officer

Michael R. Mooradian .......   1998    125,000         --             --              --        75,318(5)
Sr. Vice President, ........   1997     90,625       15,103           --            25,833(6)   56,025
  North American Field .....   1996     32,250         --             --             3,333      16,828(5)
  Operations

------------
(1) Includes amounts payable in either the listed or subsequent year for services rendered by Mr. Gartner in the listed year.

                                              (footnotes continued on next page)

(2) On March 26, 1997 Mr. Gartner was issued 17,778 shares of Common Stock valued at $3.00 per share (the value of Giga's Common Stock as determined by Giga's Board of Directors on that date) in lieu of payment in cash for services rendered by him as Chief Executive Officer of Giga in 1996.

(3) Includes a payment in cash of $44,016.96 sufficient to cover payroll and withholding tax relating the issuance of 17,778 shares of Common Stock (see Note 2 above).

(4) On December 7, 1998 Mr. Clarke was granted options to purchase 20,000 shares of Common Stock in connection with his appointment as Acting Chief Operating Officer (see "Employment Related Agreements").

(5)   Represents commissions paid to Mr. Mooradian.

(6) Mr. Mooradian's stock option grants reflect the total number of options granted in fiscal 1997. Options to purchase 3,333 shares of Common Stock were subsequently cancelled at the end of 1997.

                              Option Grants in 1998

      The following table shows all grants of options to the Named Executive Officers for the fiscal year ended December 31, 1998.

                                                                                    Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                    Rates of Stock Price
                                           Individual Grants                   Appreciation for Option Term(6)
                           ------------------------------------------------    -------------------------------
                                        % of Total
                            Number        Options
                         of Securities  Granted to   Exercise
                          Underlying     Employees    or Base
                           Options       in Fiscal     Price     Expiration            5%            10%
       Name               Granted(#)      Year(3)     ($/Sh)         Date              ($)           ($)
   -------------         -------------  ----------   --------    ----------         ---------     ---------
Gideon I. Gartner ....    100,000(1)       9.49      3.300(4)      3/17/06          $158,000       $377,000
James C. R. Graham ...      8,000(2)       0.76      3.000(4)      3/17/08          $ 15,120       $ 38,240
Daniel M. Clarke .....      8,000(2)       0.76      3.000(4)      3/17/08          $ 15,120       $ 38,240
                           20,000(2)       1.90      3.688(5)      12/7/08          $ 46,440       $117,640
Michael R. Mooradian ..       --            --          --           --                 --             --

------------
(1) These options were granted pursuant to Giga's 1995 Stock Option/Stock Issuance Plan. The vesting schedule for the options was dependent upon Giga's performance in fiscal 1998. Based on Giga's fiscal 1998 performance, the options will vest on March 17, 2005, the seventh anniversary of the date of grant. The options will terminate ninety (90) days following Mr. Gartner's termination of employment, except that in the case of termination for cause, the options will terminate immediately.

(2) These options were granted pursuant to Giga's 1996 Stock Option Plan. The options vest over four years, with twenty-five percent (25%) of the options vesting after one year and l/48th of the options vesting monthly thereafter. The options will terminate ninety (90) days following the Named Executive Officer's termination of employment, except that in the case of death or disability, the options may be exercised for certain periods of time thereafter as set forth in the 1996 Stock Option Plan.

(3) Based on an aggregate of 1,054,060 options granted to employees in fiscal 1998, including options granted to Named Executive Officers.

(4) The Board of Directors of Giga had concluded that the exercise price of these options was equal to the fair market value of the underlying Common Stock on the date of grant. In connection with Giga's initial public offering, it was subsequently determined that the exercise price of these options was actually less than the fair market value of the underlying Common Stock on the date of grant. As a result, it was no longer possible to treat the options granted on March 17, 1998 to Mr. Graham and Mr. Clarke as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The options granted to Mr. Gartner were granted as nonqualified options.

(5) The exercise price of these options was equal to the fair market value of the underlying Common Stock on the date of grant. These options are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Service Code of 1986, as amended.

(6) The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, computed annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period and the date on which the options are exercised.

                       Option Values at December 31, 1998

      No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1998. The following table provides information as to the value of options held by the Named Executive Officers as of December 31, 1998.

                           Number of Securities
                              Underlying                Value of Unexercised
                              Unexercised                   In-the-Money
                                Options                      Options at
                          at Fiscal Year End (#)        Fiscal Year End($) (1)
                       ---------------------------   ---------------------------
       Name            Exercisable   Unexercisable   Exercisable   Unexercisable
  --------------       -----------   -------------   -----------   -------------

Gideon I. Gartner ...    220,000        100,000        715,000        145,000
James C. R. Graham ..     14,583         43,417         25,520         75,980
Daniel M. Clarke ....      6,250         41,750         10,938         59,303
Michael Mooradian ...     10,831         15,002         19,537         26,670

------------
(1) Represents the total gain which would be realized if all in-the-money options held at December 31, 1998 were exercised, determined by multiplying the number of shares underlying the options by the difference between $4.75 (the closing price of the Common Stock on December 31, 1998) and the per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the options.

Employment-Related Agreements

      Gideon I. Gartner. Giga entered into a non-competition agreement with Mr. Gartner, dated November 13, 1995, pursuant to which Mr. Gartner has agreed not to compete with Giga, solicit any employee or take away any customer of Giga either during his employment with Giga or for so long thereafter as the Giga continues to pay Mr. Gartner annual compensation of at least $120,000 (whether as an employee, consultant or in the form of severance or post-employment benefits).

      Effective as of January 1, 1999, Giga entered into an agreement with Mr. Gartner pursuant to which he has agreed to continue as Chairman of the Board of Directors for so long as he is a director of Giga and to continue to act as President and Chief Executive Officer of Giga until the Board of Directors hires a new Chief Executive Officer. During the transition period, Daniel M. Clarke, currently Senior Vice President and Chief Financial Officer of Giga, has assumed additional operating responsibilities as Acting Chief Operating Officer. Mr. Gartner has agreed to make himself available to Giga, as requested, for up to 80 business days during the first year of the agreement, which amount of time will be reduced by up to 15% in each year thereafter as determined by Giga after consultation with Mr. Gartner. As compensation for his services as an employee, Mr. Gartner will receive a salary at the rate of $260,000 per annum for the first year. This rate of compensation will decrease by up to 15% each year thereafter commensurate with his level of availability in the relevant year, provided that Giga and Mr. Gartner may mutually agree to an increase in the level of Mr. Gartner's service in any year with a commensurate increase in his compensation. The agreement will continue unless and until terminated by either Giga or Mr. Gartner upon not less than 90 days' prior written notice to the other, with or without cause.

      For a discussion of certain current consulting arrangements between Giga and Messrs. Crandall and Gilmour, see "Certain Relationships and Related Transactions--Consulting Agreements."

                          COMPENSATION COMMITTEE REPORT

      The Board of Directors has established a Compensation Committee which presently consists of Messrs. Brownstein and Lieber, neither of whom is an employee of Giga. Upon his election as a Director, it is contemplated that Mr. Biddle will join the Compensation Committee and replace Mr. Lieber. The Board has delegated to the Compensation Committee the responsibility for establishing and administering Giga's executive compensation plans, subject to Board approval of major new compensation programs and the Chief Executive Officer's compensation. In discharging these responsibilities, the Committee consults, as appropriate, with outside advisors.

      Overall Policy. Giga's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, Giga has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to Giga's success in meeting specified performance goals. In addition, through the use of stock options, Giga ensures that a part of the executive's compensation is closely tied to appreciation in Giga's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in Giga's business strategy, to link executive and stockholder interests through equity based plans and to provide a compensation package that recognizes individual contributions as well as overall business results.

      The Compensation Committee takes into account the views of Mr. Gartner, Giga's Chief Executive Officer, in reviewing the individual performance of the executives (other than Mr. Gartner) whose compensation is detailed in this Proxy Statement.

      The key elements of Giga's executive compensation consist of base salary, annual bonus and stock options. Other elements of executive compensation include participation in a company-wide life insurance program, including a supplemental life insurance program and a long-term disability insurance program. Executives are also eligible for company-wide medical benefits and participation in a 401(k) plan.

      The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Gartner, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Giga to the individual, including insurance and other benefits.

      Base Salary. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

      Annual salary adjustments are determined by evaluating the performance of Giga and of each executive officer, and also taking into account new responsibilities. Corporate performance that is taken into account includes the achievement of predefined financial and non-financial objectives on a company-wide and individual basis.

      Annual Bonuses. Giga's executive officers are eligible for an annual cash corporate bonus which is based on the achievement of Giga's performance objectives that are established at the beginning of each year. Giga's performance measure for bonus payments is based primarily on: (i) the increase in the Annualized Value of its contracts over the prior year and (ii) operating income. Corporate performance bonuses were not paid out to the executive officers for the year ended December 31, 1998 because the performance measurements were below targeted amounts.

      In addition, Giga's executive officers are eligible for personal bonuses or incentives based on their achievement of individual performance objectives that are established at the beginning of the year. The performance objectives for each individual are based on the functional responsibilities of that individual and are designed to be consistent with Giga's overall performance objectives.

      Stock Options. Stock options are granted when an executive joins Giga, with additional options granted from time to time for promotions and performance. The Compensation Committee believes that stock option participation provides a method of retention and motivation for the senior level executives of Giga and also aligns senior management's objectives with long-term stock price appreciation. In determining the amount of grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in the prior year, and also takes into account the size of the officer's awards in the past.

      CEO Compensation. The Compensation Committee, subject to Board approval, determines compensation of Giga's Chief Executive Officer. Mr. Gartner's compensation package in 1998 consisted of the same benefits program as other executive officers including base salary, the opportunity to achieve a cash bonus, stock options and other employee benefit programs. Mr. Gartner received no material benefits in 1998 not provided to all executive officers. Mr. Gartner's compensation package was designed to provide for a higher proportion of his compensation to be dependent on long-term appreciation of Giga's Common Stock as compared to other executive officers.

      The determination of Mr. Gartner's bonus for 1998 was primarily based on his leading Giga's Initial Public Offering, his activities in the area of business development and his leadership in planning for CEO succession. Mr. Gartner was granted a bonus of $30,000 for 1998 which is the same as the bonus granted for 1997.

Members of the Compensation Committee:*

Neill H. Brownstein
Irwin Lieber

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

      The  members  of  the  Compensation   Committee  currently  are  Neill  H.
Brownstein and Irwin Lieber, neither of whom is or has been an officer or employee of Giga. Josh Weston also served as a member of the Compensation Committee along with Messrs. Brownstein and Lieber during the 1998 fiscal year until his resignation from the Board of Directors effective February 1, 1999. Mr. Weston has never been an officer or employee of Giga.

------------
* Josh Weston served as a member of the Compensation Committee from August 1998 until his resignation from the Board of Directors effective February 1, 1999.

                                PERFORMANCE GRAPH

      The following graph compares the five (5) month cumulative total stockholder return (stock price appreciation plus dividends) on Giga's Common Stock with (1) the NASDAQ Stock Market (U.S.) Index, a broad market index covering shares of common stock of domestic companies that are listed on NASDAQ, and (2) the Hambrecht & Quist Information Services Index, an index of technology companies providing information services. The returns are calculated by assuming an investment of $100 in the Common Stock and each index on July 30, 1998 (the date the Common Stock commenced trading activity).

[The following information was depicted as a line graph in the printed material]

                                 7/30/98  7/98  8/98  9/98  10/98  11/98  12/98
                                 -------  ----  ----  ----  -----  -----  -----
Giga Information Group, Inc.       100     101   50    32     27     32      38
NASDAQ Stock Market (U.S.)         100      98   78    89     93    102     116
Hambrecht & Quist
  Information Services             100      98   76    87     91    104     137

                             ADDITIONAL INFORMATION

Certain Relationships and Related Transactions

ExperNet Acquisition

      In July 1995, Giga acquired all of the ExperNet Corporation shares owned by Mr. Gartner and a majority of the ExperNet shares owned by Mr. Gilmour, aggregating 77.8% of ExperNet outstanding common stock, in exchange for (1) 160,000 shares of Series A Preferred Stock (213,333 shares of Common Stock on an as-converted basis) of Giga, 80,000 shares (106,667 shares of Common Stock on an as-converted basis) of which were issued to Mr. Gartner and 80,000 shares (106,667 shares of Common Stock on an as-converted basis) of which were issued to Mr. Gilmour, and (2) the issuance to Mr. Gartner of a fully-vested option to purchase 53,333 shares of Common Stock at an exercise price of $1.50 per share. In December 1995, Giga acquired Mr. Gilmour's remaining 22.2% interest in ExperNet in exchange for a $400,000 6% Convertible Note due December 31, 2005. The Gilmour note was repaid in full, together with interest thereon, by Giga, one-half in February 1998 and the remainder in April 1998. In addition, Mr. Gilmour made loans totalling $101,000 to ExperNet which loans were repaid in full, together with interest thereon, by ExperNet in December 1995.

Consulting Agreements

Crandall Consulting Agreement

      Effective as of July 1, 1998, Giga entered into a consulting agreement with Mr. Crandall for a two-year period ending on June 30, 2000. The agreement provides for the payment to Mr. Crandall of a fee of $8,333 per month for the first four months of the agreement and a fee of $13,333 per month for each month thereafter, with Mr. Crandall devoting an average of 15 hours per week of his time to Giga in connection with his consulting duties. In addition, Giga granted to Mr. Crandall an option to purchase 100,000 shares of Common Stock at an exercise price of $3.625 per share. The option provides for vesting as follows:
28,000 shares will vest on June 30, 1999, and 2,000 shares will vest monthly thereafter through June 30, 2002; provided, however, that vesting will accelerate (i) upon a "change of control" of Giga or (ii) if Mr. Crandall fails to be nominated or re-elected as a Director of Giga without his prior consent. The option will terminate if (1) Mr. Crandall terminates the consulting agreement prior to June 30, 2000, (2) Giga terminates the consulting agreement prior to June 30, 2000 or (3) the consulting agreement expires by its terms and Mr. Crandall no longer serves as a consultant or as a Director of Giga.

Gilmour Agreement

      In February 1998, Giga entered into an agreement with Mr. Gilmour, a Director and co-founder of Giga, relating to Mr. Gilmour's continuing relationship with Giga in light of Mr. Gilmour's desire to establish Tacit Knowledge Systems, Inc., a company engaged in the development and commercialization of various forms of software related to the automatic capture of knowledge through messaging systems. This agreement with Mr. Gilmour superseded Mr. Gilmour's employment agreement, dated July 6, 1995, pursuant to which Mr. Gilmour served as Senior Vice President, Research, was elected a Director and received a salary at the rate of $160,000 per annum commencing September 1, 1995. The new agreement provided that Mr. Gilmour would remain a director of Giga and, for at least six months, would serve as a consultant to Giga, acting as Chief Research Officer and devoting approximately 25% of his time to such duties. Mr. Gilmour was compensated at the rate of $50,000 per annum for such services. Mr. Gilmour ended his consulting arrangement with Giga on October 1, 1998 and now serves solely as a Director.

      Under the Gilmour agreement, Giga received, upon completion of the initial funding, a 7.5% equity interest in Tacit, was entitled to participate in future Tacit financings, and was granted an irrevocable, royalty-free, worldwide license to use any and all software, products and technologies that Tacit develops through January 2001. Giga has the option of extending the license for two additional one-year periods for a fee of $50,000 per annum. Giga also agreed that the software will not constitute "Development" or "Proprietary Information" as such terms are defined in the Invention and Non-Disclosure Agreement, dated July 6, 1995, between Giga and Mr. Gilmour. In addition, the Gilmour agreement contains non-competition and no-raid provisions, which are to survive for one year following the termination by Mr. Gilmour of his consulting relationship with Giga. As provided for under the terms of the agreement, on December 18, 1998, Giga purchased from Tacit 71,716 shares of Tacit's Series A Preferred
Stock for a purchase price of $25,000, the same price per share paid by the other participants in the Financing.

      The Gilmour agreement also resolved the status of certain of Giga's securities held by Mr. Gilmour. Giga agreed not to exercise its rights to repurchase the Series A Preferred Stock that was issued to Mr. Gilmour in connection with the acquisition of ExperNet. As of the date of the Gilmour agreement, of the options that had been granted to Mr. Gilmour to purchase 40,000 shares of Common Stock at an exercise price of $1.50 per share, options to purchase 15,000 shares remained unvested. It was agreed that these unvested options would vest at a revised rate of one ninety-sixth of the original total number of options per month thereafter as long as Mr. Gilmour continued as a consultant. Vesting of these options ceased on October 1, 1998. Furthermore, Giga agreed to redeem the Gilmour Note, including accrued interest thereon, one-half in February 1998 and the remainder in April 1998 (see "ExperNet Acquisition").

Stockholder Rights

Registration Rights Agreement

      In connection with its preferred stock financings, Giga entered into a Registration Rights Agreement, dated November 13, 1995, as amended, with its preferred stockholders (the "Investors") and Messrs. Gartner and Gilmour (the "Management Persons"). The Registration Rights Agreement provides that, following June 30, 1998, the holders of at least 30% of the Registrable Securities (as defined in the Agreement) then outstanding, excluding shares held by Management Persons, shall have two demand registration requests (no more than one within a twelve-month period). At such time as Giga becomes eligible to file a registration statement under the Securities Act on Form S-3, the holders of at least 20% of the Registrable Securities then outstanding may make six additional demand registration requests (no more than one within a six-month period). The Registration Rights Agreement also provides the holders of Registrable Securities with unlimited piggyback registration rights in the event Giga proposes to register its Common Stock under the Securities Act in connection with a public offering.

      Pursuant to the Registration Rights Agreement, Giga will pay all expenses (other than underwriting discounts and commissions) incurred in connection with demand registrations and piggyback registrations. In addition, Giga has agreed to indemnify each holder of Registrable Securities and any underwriter for such holder against certain liabilities, including liabilities under federal and state securities laws. The Registration Rights Agreement terminates with respect to each holder of Registrable Securities upon the later of (1) three years following the consummation of a qualified public offering or (2) such time following an initial public offering of Giga as such holder is entitled under Rule 144 to dispose of all Registrable Securities held by such holder during any 90-day period.

Co-Sale Agreement

      In connection with its preferred stock financings, Giga also entered into a Co-Sale and Stock Restriction Agreement, dated November 13, 1995, as amended, with Mr. Gartner and the then holders of Giga's Series B and Series C Preferred Stock (collectively, the "Stockholders"). The holders of Series B Preferred Stock included, but were not limited to, Neill H. Brownstein, Linda Brownstein, Adam J. Brownstein, Todd D. Brownstein, Will P. Gordon, Emily G. Hamilton, and 21st Century Communications Partners, L.P. The holders of Series C Preferred Stock included, but were not limited to, Neill H. Brownstein, R. Crandall Trust, Gideon I. Gartner, Bernard Goldstein, Pequot Private Equity Fund L.P., Wheatley Partners, L.P., and Wheatley Foreign Partners L.P. The Co-Sale Agreement provides that, except for certain limited sales and sales to Giga, if Mr. Gartner proposes to sell or transfer shares of Common Stock (including shares of Common Stock issuable upon conversion or exercise of any warrants, options or preferred stock held by Mr. Gartner) ("Stock") in one or more transactions, Mr. Gartner will promptly give written notice to Giga and the Stockholders, and each Stockholder will have the right to participate pro-rata in such sale on the same terms and conditions. In addition, the Co-Sale Agreement provides that each Stockholder has the right of first offer to purchase such Stockholder's pro-rata share of all (or any part) of any Stock that Mr. Gartner may from time to time propose to sell. The Co-Sale Agreement terminates upon the earlier of (1) two years following the closing of a qualified public offering or (2) the closing of Giga's sale of all or substantially all of its assets or the acquisition of Giga by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Giga's capital stock for securities or consideration issued by the acquiring entity or its subsidiary.

Transactions with FBR

      In April 1998, Giga engaged Friedman, Billings, Ramsey & Co., Inc. ("FBR") to act as its financial advisor and lead underwriter in connection with Giga's initial public offering and to provide certain other investment banking services to Giga for customary fees. This engagement will terminate on December 31, 1999. In connection with Giga's public offering, which was completed in August 1998, FBR purchased 1,212,500 shares of Common Stock for an aggregate purchase price of $14,095,312.50 ($11.625 per share), as to which it was entitled to receive underwriting compensation of up to approximately $1,060,937.50 ($0.875 per share) plus reimbursement of certain expenses of approximately $50,000.

      In April 1998, Giga also entered into a Loan and Warrant Purchase Agreement with certain affiliates (the "Lenders") of FBR, pursuant to which Giga borrowed $10.0 million from the Lenders (the "Bridge Financing") (on which the Lenders received a $200,000 origination fee) and issued the Lenders convertible promissory notes with a face value of $10.0 million (the "Bridge Notes") and warrants (the "Bridge Warrants") to purchase an aggregate of 166,666 shares of Common Stock at an exercise price of $3.00 per share. In August 1998, upon completion of Giga's initial public offering, and in accordance with the terms of the Bridge Notes, a portion of the net proceeds of the offering was used to repay in full the Bridge Notes. In addition, in August 1998, certain of the Lenders exercised Bridge Warrants to purchase 47,999 shares of Common Stock at an exercise price of $3.00 per share. These Lenders have agreed that they will not, directly or indirectly, offer, pledge, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell, dispose of, make any short sale of, loan or grant any rights with respect to any such shares of Common Stock for the period ending one year after the consummation of Giga's initial public offering on August 4, 1998. Such shares were deemed to be compensation received by the underwriters in connection with the offering.

      In January 1999, certain of the Lenders exercised Bridge Warrants to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share. In addition, in March 1999, certain of the Lenders exercised Bridge Warrants to purchase 2,666 shares of Common Stock at an exercise price of $3.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Giga's officers and directors, and any persons who own more than ten-percent of the Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Giga with copies of all such Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Giga, or written representations from certain reporting persons that no Forms 5 were required, Giga believes that during the 1998 fiscal year all Section 16(a) filing requirements were complied with, except that one report for one transaction was filed late on behalf of each of Richard L. Crandall and Daniel
M. Clarke.

                  APPROVAL OF THE GIGA INFORMATION GROUP, INC.
                            1999 SHARE INCENTIVE PLAN

                                    (Item 2)

Background

      The Board of Directors has approved and is proposing for stockholder approval the Giga Information Group, Inc. 1999 Share Incentive Plan (the "1999 Share Plan"). For the last several years Giga has used its 1995 Stock Option/Stock Issuance Plan and 1996 Stock Option Plan as one means for attracting, retaining and motivating highly competent key employees and further aligning their interests with those of Giga's other stockholders. As of March 15, 1999, there were fewer than 280,000 shares of Common Stock remaining available for grant under the 1995 and 1996 Plans combined. This number is expected to be exhausted within the next twelve months. The 1999 Share Plan is similar to the 1995 and 1996 Plans with respect to option grants but it also enables Giga to have greater flexibility to offer additional benefits to its officers, key employees and consultants. The Board of Directors is proposing the 1999 Share Plan in order to provide this important compensation element.

      The 1999 Share Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, and key employees of, and consultants to, Giga and its subsidiaries and affiliates, by providing them with opportunities to acquire shares of Common Stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein. In addition, the 1999 Share Plan is intended to assist in further aligning the interests of Giga's officers, key employees and consultants with those of its other stockholders. On March 31, 1999, the Compensation Committee adopted, and the Board of Directors ratified, subject to stockholder approval, the 1999 Share Plan. In structuring the 1999 Share Plan, the Committee sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the 1999 Share Plan. This authority will permit Giga to keep pace with changing developments in management compensation and make Giga competitive with those companies that offer creative incentives to attract and retain officers, key employees and consultants. Many other companies have addressed these same issues in recent years and adopted an "omnibus" type of plan. The 1999 Share Plan grants the Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

      The following summary of the 1999 Share Plan is not intended to be complete and is qualified in its entirety by reference to the copy of the 1999 Share Plan which is attached as Annex A to this Proxy Statement.

Shares Available

      The maximum number of shares of Common Stock that may be delivered to participants under the 1999 Share Plan, subject to certain adjustments, is an aggregate of 1,000,000 shares plus up to 1,500,000 shares of Common Stock that are represented by awards granted or to be granted under any prior plan of Giga (e.g., the 1995 and 1996 Plans), or under any employment agreement with Giga, which are forfeited, expire or are cancelled without the delivery of shares or which result in the forfeiture of shares back to Giga. In addition, any shares of Common Stock subject to a stock option or stock appreciation right under which for any reason is cancelled or terminated without having been exercised and, subject to limited exceptions, any shares subject to stock awards, performance awards or stock units which are forfeited, any shares subject to performance awards settled in cash or any shares delivered to Giga as part or full payment for the exercise of a stock option or stock appreciation right, shall again be available for Benefits (as defined below) under the 1999 Share Plan.

Administration

      The 1999 Share Plan provides for administration by the Board of Directors of Giga or by a committee of the Board of Directors of Giga appointed from among its members (the "Committee"), which is comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (1) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (2) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Board of Directors of Giga administers the 1999 Share Plan rather than a committee of the Board of Directors, then all references to "Committee" in the Plan will be deemed to mean a reference to the Board of Directors of Giga. The Committee is authorized, subject to the provisions of the 1999 Share Plan, to establish such rules and regulations as it deems necessary for the proper administration of the 1999 Share Plan and to make such determinations and interpretations and to take such action in connection with the 1999 Share Plan and any Benefits granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select officers and other key employees of Giga and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits. The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits and to grant extensions and accelerations of Benefits.

Eligibility for Participation

      Officers and key employees of, and consultants to, Giga or any of its subsidiaries and affiliates are eligible to participate in the 1999 Share Plan. The selection of participants from eligible persons is within the discretion of the Committee. The currently estimated number of officers and key employees who are eligible to participate in the 1999 Share Plan is approximately 350, and an estimate of the number of consultants who are eligible to participate in the 1999 Share Plan has not been made.

Types of Benefits

      The 1999 Share Plan provides for the grant of any or all of the following types of benefits: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards;
(4) performance awards; and (5) stock units (collectively, "Benefits"). Benefits may be granted singly, in combination, or in tandem as determined by the Committee. Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Stock Options

      Under the 1999 Share Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options; however, no incentive stock option shall be issued to a participant in tandem with a nonqualified stock option. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date the stock option is granted (the "Fair Market Value"). The exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to Giga together with a copy of irrevocable instructions to a broker to deliver promptly to Giga the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the 1999 Share Plan. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period may be extended but no later than one year after the participant's death. The exercise of any option which remains exercisable after termination of employment will be subject to satisfaction of the conditions precedent that the holder thereof neither (1) competes with or takes other employment with or renders services to a competitor of Giga, its subsidiaries or affiliates without the consent of Giga nor (2) conducts himself or herself in a manner adversely affecting Giga.

Stock Appreciation Rights (SARs)

      The 1999 Share Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee. SARs granted under the 1999 Share Plan are subject to terms and conditions relating to exercisability that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Committee shall impose from time to time.

Stock Awards

      The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of Giga to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Stock Award will specify whether the participant will have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

Performance Awards

      The 1999 Share Plan allows for the grant of performance awards which may take the form of shares of Common Stock or stock units, or any combination thereof and which may constitute Performance-Based Awards. Such awards will be contingent upon the attainment, over a period to be determined by the Committee, of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree such goals have been achieved will be determined by the Committee. Payment of earned performance awards will be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of performance awards upon such terms as the Committee deems appropriate.

Stock Units

      The Committee may, in its discretion, grant Stock Units to participants, which may constitute Performance-Based Awards. A "Stock Unit" means a notional account representing one share of Common Stock. The Committee determines the criteria for the vesting of Stock Units and whether a participant granted a Stock Unit shall be entitled to Dividend Equivalent Rights (as defined in the 1999 Share Plan). Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected to defer payment, shares of Common Stock representing the Stock Units will be distributed to the participant (unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash, or partly in cash and partly in shares of Common Stock, equal to the value of the shares of Common Stock which would otherwise be distributed to the participant). Stock Units may constitute Performance-Based Awards.

Performance-Based Awards

      Certain Benefits granted under the 1999 Share Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth in one or more of the following business criteria:
(1) net sales; (2) pretax income before allocation of corporate overhead and bonus; (3) budget; (4) earnings per share; (5) net income; (6) division, group or corporate financial goals; (7) return on stockholders' equity; (8) return on assets; (9) attainment of strategic and operational initiatives; (10) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (11) market share; (12) gross profits; (13) earnings before interest and taxes; (14) earnings before interest, taxes, dividends and amortization; (15) economic value-added models and comparisons with various stock market indices; (16) reductions in costs; or (17) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing criteria. With respect to Performance-Based Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed). No Performance-Based Award shall be payable to, or vest with respect to, as the case may be, any participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms

      The 1999 Share Plan provides that Benefits may be transferred by will or the laws of descent and distribution. The Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. In addition to the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of a Benefit by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such person.

      Upon the grant of any Benefit under the 1999 Share Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the 1999 Share Plan. The 1999 Share Plan terminates on March 30, 2009, and no Benefit may be granted after March 30, 2009. The Committee reserves the right to amend, suspend or terminate the 1999 Share Plan at any time. However, no amendment may be made without approval of the stockholders of Giga if the amendment will: (1) disqualify any incentive stock options granted under the Plan; (2) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (3) increase either of the maximum amounts which can be paid to an individual participant under the Plan; (4) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (5) modify the requirements as to eligibility for participation in the Plan.

      The 1999  Share Plan  contains  provisions  for  equitable  adjustment  of
Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of Giga. In addition, if there is a Change in Control (as defined in the 1999 Share Plan) of Giga, Benefits that have not vested or became exercisable at the time of such Change in Control will immediately vest and become exercisable and all performance targets relating to such Benefits will be deemed to have been satisfied as of the time of such Change of Control. Furthermore, in the discretion of the Committee, the excess of the Fair Market Value of shares of Common Stock subject to Stock Options or SARs over the exercise price thereof will be paid out in cash, and the Fair Market Value of shares of Common Stock subject to a Stock Award or Stock Unit will be paid out in cash.

      The Committee may grant Benefits to participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted, and no action may be taken which would violate the Exchange Act, the Code or any other applicable law.

Certain Federal Income Tax Consequences

      The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the 1999 Share Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

      Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1999 Share Plan are intended to meet the definitional requirements of
Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (1) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (2) the employee is employed by Giga from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after the requisite periods referred to in clause (2) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights." Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period--thereby making a "disqualifying disposition"--the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would generally be treated as capital gain. If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale. An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously acquired shares. Giga will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, Giga generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to Giga and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

      Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the 1999 Share Plan are options that do not qualify as ISOs. An employee who receives an NSO or an SAR will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (the "Deferral Period")) for any individual who is an executive officer or director of Giga or a beneficial owner of more than ten percent (10%) of any class of equity securities of Giga. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, Giga may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises. A federal income tax deduction generally will be allowed to Giga in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to Giga and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. If an individual exercises an NSO by delivering shares of Common Stock, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and Giga likewise generally will be entitled to an equivalent tax deduction.

      Other Awards. With respect to other Benefits under the 1999 Share Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received. With respect to Benefits under the 1999 Share Plan that are settled in shares of Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture--absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election")--an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 1999 Share Plan will be subject to both wage withholding and other employment taxes. Giga generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

      Dividends and Dividend Equivalents. To the extent Benefits under the 1999 Share Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the 1999 Share Plan, an individual generally will recognize ordinary income with respect to such dividends or dividend equivalents.

      Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change in control" of Giga (as defined in Section 280G of the Code), including payments under the 1999 Share Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Giga and the individual would be subject to a 20% excise tax on such portion of the payments.

      Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by its stockholders, Giga believes that Stock Options, SARs and Performance-Based Awards granted under the 1999 Share Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

Other Information

      Approval of the 1999 Share Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of Giga Common Stock voting in person or by proxy at the Annual Meeting. If the 1999 Share Plan is not approved by stockholders, Giga will reconsider the alternatives available with respect to the compensation of officers and key employees of, and consultants to, Giga.

      The Board believes that the 1999 Share Plan is in the best interest of Giga and its stockholders and therefore recommends that the stockholders vote FOR the approval of the 1999 Share Plan. Proxies received by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                  APPROVAL OF THE GIGA INFORMATION GROUP, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                    (Item 3)

Background

      The Board of Directors has approved and is proposing for stockholder approval the Giga Information Group, Inc. 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"). The purpose of the 1999 Purchase Plan is to enable eligible employees of Giga and participating subsidiaries, through payroll deductions, to purchase shares of Common Stock and thus to encourage stock ownership by, and the continued employment of, employees.

Summary of Plan

      The following summary of the 1999 Purchase Plan is not intended to be complete and is qualified in its entirety by reference to the copy of the 1999 Purchase Plan which is attached as Annex B to this Proxy Statement.

      Under the 1999 Purchase Plan, 750,000 shares of Common Stock have been reserved for issuance, plus annual increases equal to the lesser of (1) 750,000 shares, (2) 1% of the outstanding shares on such date, or (3) such lesser amount as may be determined by the Board of Directors. As of the date of this Proxy Statement no shares have been issued under the 1999 Purchase Plan.

      The 1999 Purchase Plan, which is intended to qualify under Section 423 of the Code, contains consecutive, overlapping, twenty-four month offering periods. Each offering period includes two twelve-month purchase periods. The offering periods generally start on the first trading day on or after January 1 and July 1 of each year with the first offering period commencing on July 1, 1999.

      Employees are eligible to participate if they are customarily employed by Giga or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, any employee who (1) immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Giga or (2) whose rights to purchase stock under all employee stock purchase plans of Giga accrues at a rate which exceeds $25,000 worth of stock for each calendar year may not be granted a right to purchase stock under the 1999 Purchase Plan. The 1999 Purchase Plan permits participants to purchase Common Stock through payroll deductions of up to 10% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions, including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 5,000 shares.

      Amounts deducted and accumulated by the participant are used to purchase shares of Common Stock at the end of each purchase period. The price of stock purchased under the 1999 Purchase Plan is generally 85% of the lower of the fair market value of the Common Stock (1) at the beginning of the offering period or
(2) at the end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, the participants will be withdrawn from the current offering period following exercise and automatically re-enrolled in a new offering period. The new offering period will use the lower fair market value as of the first date of the new offering period to determine the purchase price for future purchase periods. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Giga.

      Rights granted under the 1999 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 1999 Purchase Plan. The 1999 Purchase Plan provides that, in the event of a merger of Giga with or into another corporation or a sale of substantially all of Giga's assets, each outstanding right to purchase stock may be assumed or substituted for by the successor corporation. If the successor corporation refuses to assume or substitute for the outstanding rights to purchase stock, the offering period then in progress will be shortened and a new exercise date will be set.

      The 1999 Purchase Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors. Either the Board of Directors or the Compensation Committee, as the case may be, has the authority to amend or terminate the 1999 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 1999
Purchase Plan, provided that the Board of Directors or the Compensation Committee, as the case may be, may terminate an offering period on any exercise date if the Board or the Compensation Committee, as the case may be, determines that the termination of the 1999 Purchase Plan is in the best interests of Giga and its stockholders. Notwithstanding anything to the contrary, the Board of Directors or the Compensation Committee, as the case may be, may in its sole discretion amend the 1999 Purchase Plan to the extent necessary and desirable to avoid unfavorable financial accounting consequences by altering the purchase price for any offering period, shortening any offering period or allocating remaining shares among the participants. The 1999 Purchase Plan will terminate on March 30, 2009, unless sooner terminated by the Board of Directors.

Federal Income Tax Consequences of the 1999 Purchase Plan

      If a participant acquires stock under the 1999 Purchase Plan, no income will result to such participant, and Giga will be allowed no deduction as a result of such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the stock within two years after the first day of the applicable offering period or one year after purchase of the stock. If the employee disposes of the stock acquired pursuant to the 1999 Purchase Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent of ordinary (compensation) income determined as described below. If the employee disposes of the stock before the expiration of the statutory holding period, the employee must recognize as ordinary (compensation) income the difference between the stock's fair market value and the purchase price.

      An employee disposing of stock after expiration of the statutory holding period (or who dies) must include in ordinary (compensation) income at the time of sale or other taxable disposition of the stock acquired under the 1999 Purchase Plan, or upon the employee's death while still holding the stock, the lesser of:

      (1) the purchase price discount from the fair market value of the stock at the beginning of the offering period; or

      (2) the amount, if any, by which the stock's fair market value at the time of such disposition or death exceeds the purchase price paid.

      The basis of the stock will be increased by the amount of the compensation income recognized.

Other Information

      Approval of the 1999 Purchase Plan requires the affirmative vote of a majority of votes cast by the holders of the shares of Giga Common Stock voting in person or by proxy at the Annual Meeting. If the 1999 Purchase Plan is not approved by stockholders, Giga will reconsider the alternatives available with respect to providing its employees with opportunities to purchase Common Stock.

      The Board believes that the 1999 Purchase Plan is in the best interest of Giga and its stockholders and therefore recommends that the stockholders vote FOR the approval of the 1999 Purchase Plan. Proxies received by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                                NEW PLAN BENEFITS

      No new plan benefit table for the 1999 Share Plan or the 1999 Purchase Plan is included in this Proxy Statement because (1) the benefits or amounts that will be received or allocated under the plans to the persons for which disclosure is required by SEC regulations are not determinable and (2) the benefits or amounts which would have been received by or allocated to such persons for fiscal 1998 if the plans had been in effect cannot be determined completely.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                    (Item 4)

      The Board of Directors of Giga, upon recommendation of the Audit Committee, has appointed the firm of PricewaterhouseCoopers LLP to serve as independent auditors of Giga for the fiscal year ending December 31, 1999, subject to ratification of this appointment by the stockholders of Giga. PricewaterhouseCoopers LLP has served as independent auditors of Giga for several years and is considered by management of Giga to be well qualified. Giga has been advised by that firm that neither it nor any member thereof have any direct or material indirect financial interest in Giga.

      One or more representatives of PricewaterhouseCoopers LLP will be present at the 1999 Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

      Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Giga Common Stock voting in person or by proxy at the 1999 Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the appointment.

      The Board recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of Giga for the fiscal year ending December 31, 1999. Proxies received by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

                  PROXY PROCEDURE AND EXPENSES OF SOLICITATION

      All expenses incurred in connection with the solicitation of proxies will be borne by Giga. Giga will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

      Solicitation may be undertaken by mail, telephone and personal contact by Directors, officers and employees of Giga without additional compensation.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Year 2000 Annual Meeting of Stockholders must be received by the Secretary of Giga, One Longwater Circle, Norwell, Massachusetts 02061, on or before December 13, 1999, to be eligible for inclusion in Giga's Proxy Statement and proxy relating to that meeting.

      In addition, in accordance with the Amended and Restated Bylaws of Giga, in order to be properly brought before the next annual meeting, a matter must have been (1) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of Giga as set forth in the preceding paragraph), (2) brought before such meeting at the direction of the Board of Directors of the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting, or a duly authorized proxy for such stockholder, which conforms to the requirements of the Amended and Restated Bylaws of Giga and is delivered personally to, or mailed to and received by, the Secretary of Giga at the address set forth in the preceding paragraph not less than 45 days prior to the anniversary of the date of the notice accompanying this Proxy Statement; provided however, that such notice need not be given more than 75 days prior to the next annual meeting.

                                  OTHER MATTERS

      Management of Giga does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

      The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

                                                              Daniel M. Clarke
                                                              Secretary

Norwell, Massachusetts
April 12, 1999

                               ------------------
      The Annual Report to the Stockholders of Giga for the fiscal year ended December 31, 1998, which includes financial statements, has been mailed to stockholders of Giga. The Annual Report does not form any part of the material for the solicitations of proxies.
                               ------------------

                                     Annex A

                          GIGA INFORMATION GROUP, INC.

                            1999 SHARE INCENTIVE PLAN

      1. Purpose. Giga Information Group, Inc. 1999 Share Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, and key employees of, and consultants to, Giga Information Group, Inc. (the "Company") and its subsidiaries and affiliates, by providing them opportunities to acquire shares of the Common Stock, par value $.001 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Additionally, the Plan is intended to assist in further aligning the interests of the Company's officers, key employees and consultants to those of its other stockholders.

      2. Administration.

      (a) The Plan will be administered by the Board of Directors of the Company or by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members (which may be the Compensation Committee) and shall be comprised, unless otherwise determined by the Board of Directors, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Board of Directors of the Company administers the Plan rather than a committee of the Board of Directors, then all references to "Committee" in the Plan shall be deemed to mean a reference to the Board of Directors of the Company. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any
Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

      (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

      3.  Participants.  Participants  will  consist  of such  officers  and key employees of, and such consultants to, the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

      4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 below. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

      5. Common Stock Available Under the Plan.

      (a) Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 13 hereof, the maximum number of shares of Common Stock that may be delivered to participants (including permitted assignees) and their beneficiaries under this Plan shall be equal to the sum of: (i) 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares; and (ii) up to 1,500,000 shares of Common Stock that are represented by awards granted or to be granted under any prior plan of the Company, which are forfeited, expire or are cancelled without the delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company. Any shares of Common Stock covered by a Benefit (or portion of a Benefit) granted under the Plan, which is forfeited or canceled, expires or, in the case of a Benefit other than a Stock Option, is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The preceding sentence shall apply only for the purposes of determining the aggregate number of shares of Common Stock subject to Benefits, but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan.

      (b) If any shares of Common Stock are tendered to the Company, either actually or by attestation or withholding, as full, or partial payment of the exercise price or any tax withholding in connection with the exercise of a Stock Option or Stock Appreciation Right or the vesting of any other Benefit granted under this Plan or any prior plan of the Company, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Further, shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or its subsidiaries or affiliates acquiring another entity (or an interest in another entity). This Section 5(b) shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits, but shall not apply for purposes of determining (x) the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to an individual participant under the Plan or (y) the maximum number of shares of Common Stock that may be delivered through Stock Options under the Plan.

      6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more
Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

      (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, subject to subsection (d) below, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

      (b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

      (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

      (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation (as defined in Sections 424(e) and (f) of the Code, respectively)) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

      (e) Post-Employment Exercises. In addition to any other conditions to which the participant is subject, the exercise of any Stock Option after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

      7. Stock Appreciation Rights.

      (a) The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, Stock Options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of
(x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market

Value) of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation
Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

      (b) Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

      (c) The exercise of any Stock Appreciation Right after termination of employment shall be subject to satisfaction of the conditions precedent that the participant neither (i) competes with, or takes other employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company.

      8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and may constitute Performance-Based Awards, as described below. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

      9. Performance Awards.

      (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may, as determined by the Committee in its sole discretion, constitute
Performance-Based Awards. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. With respect to those Performance Awards that are intended to constitute Performance-Based Awards, the Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

      (b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments.

      (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

      10. Stock Units.

      (a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units and may provide for payment in shares of Common Stock, in cash or in any combination of shares of Common Stock and cash, at such time as the award agreement shall specify. Stock Units may constitute Performance-Based Awards. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

      (b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such Stock Unit or a participant has elected to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

      (c) Prior to the year with respect to which a Stock Unit may vest, the Committee may, in its discretion, permit a participant to elect not to receive shares of Common Stock and/or cash, as applicable, upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock and/or cash, as applicable, pursuant to the agreement of deferral.

      (d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units at the time or times specified by the Committee or as the award agreement shall specify.

      11. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the vesting or the exercise of such Performance-Based Awards shall be based on one or more business criteria that apply to the individual participant, one or more business units of the Company as a whole. The business criteria shall be as follows, individually or in combination, adjusted in such manner as the Committee shall determine: (i) net sales; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) earnings per share; (v) net income; (vi) division, group or corporate financial goals; (vii) return on stockholders' equity; (viii) return on assets; (ix) attainment of strategic and operational initiatives; (x) appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; (xi) market share; (xii) gross profits; (xiii) earnings before interest and taxes;
(xix) earnings before interest, taxes, dividends and amortization; (xv) economic value-added models and comparisons with various stock market indices; (xvi) reductions in costs; or (xvii) any combination of the foregoing. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

      12. Foreign Laws. The Committee may grant Benefits to individual participants who are subject to the tax laws of nations other than the United States, which Benefits may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Benefits by the appropriate foreign governmental entity; provided, however, that no such Benefits may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

      13. Adjustment Provisions; Change in Control.

      (a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of
outstanding  Benefits  on  an  equitable  basis,   including   modifications  of
performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

      (b) Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Benefits that have not vested or become exercisable at the time of such Change in Control shall immediately vest and become exercisable and all performance targets relating to such Benefits shall be deemed to have been satisfied as of the time of such Change in Control. For purposes of this Section 13(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

            (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; or

            (ii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Company's Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

            (iii) The Company's  Common Stock shall cease to be publicly traded;
      or

            (iv) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

            (v) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 13(b)(ii) or (iii) above, and such transaction shall have been consummated.

Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (v) above that the Board of Directors determines not to be a Change in Control of the Company, shall not constitute a Change in Control of the Company.

      For purposes of this Section 13(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection.

      The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Benefit outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive (i) with respect to each share of Common Stock that is subject to a Stock Option or a Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right (as the case may be) and (ii) with respect to each share of Common Stock that is subject to a Stock Award or Stock Unit, the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six
(6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16 of the Exchange Act and no exception from liability under Section 16 of the Exchange Act is otherwise available to such holder.

      14. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

      15. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, to assist the participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the termination of any Benefit and the forfeiture of any gain realized in respect of a Benefit upon the occurrence of certain activity by the participant that is harmful to the Company, for the acceleration of exercisability or vesting of Benefits or the payment of the value of Benefits in the event that the control of the Company changes (including, without limitation, a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment (including, without limitation, any restrictions on the ability of the participant to engage in activities that are competitive with the Company) in addition to those specifically provided for under the Plan.

      16. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

      17. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

      18. Tenure. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

      19. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

      20. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

      21. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase the maximum amounts which can be paid to an individual under the Plan; (iv) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

      22. Cancellation and New Grant of Options, Etc. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Stock Options under the Plan and the grant in substitution therefor of new Stock Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Stock Options or (ii) the amendment of the terms of any and all outstanding Stock Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Stock Options.

      23. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect to its choice-of-law provisions.

      24. Effective Date.

      (a) The Plan shall be effective as of March 31, 1999, the date on which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

      (b) This Plan shall terminate on March 30, 2009 (unless sooner terminated by the Committee).

                                     Annex B

                          GIGA INFORMATION GROUP, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 1999 Employee Stock Purchase Plan of Giga Information Group, Inc.

      1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2. Definitions.

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" shall mean the common stock of the Company.

      (d) "Company" shall mean Giga Information Group, Inc. and any Designated Subsidiary of the Company.

      (e)  "Compensation"  shall mean all base  straight  time  gross  earnings,
commissions,   overtime,  shift  premium,   incentive  compensation,   incentive
payments, bonuses, but exclusive of any other compensation.

      (f) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty
(20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

      (h) "Enrollment Date" shall mean the first Trading Day of each Offering Period.

      (i)  "Exercise  Date"  shall mean the last  Trading  Day of each  Purchase
Period.

      (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

            (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      (k) "Offering Periods" shall mean the periods of approximately twenty-four
(24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and July 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later, with the first Offering Period commencing on July 1, 1999. The duration and timing Periods may be changed pursuant to Section 4 of this Plan.

      (l) "Plan" shall mean this 1999 Employee Stock Purchase Plan.

      (m) "Purchase Period" shall mean the approximately twelve month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The first Purchase Period under the Plan shall commence on July 1, 1999.

      (n) "Purchase Price" shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

      (o) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

      (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      (q) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      3. Eligibility.

      (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      4. Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The first Offering Period under the Plan shall commence on July 1, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

      5. Participation.

      (a) An eligible Employee may become a participant in the Plan by completing an enrollment agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Enrollment Date.

      (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      6. Payroll Deductions.

      (a) At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

      (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new enrollment agreement unless the Company elects to process a given change in participation more quickly. A participant's enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

      (d) Notwithstanding the foregoing,  to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's enrollment agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

      (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

      7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 5,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

      8. Exercise of Option.

      (a) Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

      (b) If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner a shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

      9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

      10. Withdrawal.

      (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment agreement.

      (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

      11. Termination of Employment. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

      12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

      13. Stock.

      (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be Seven Hundred and Fifty Thousand (750,000) shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2000 equal to the lesser of (i) Seven Hundred and Fifty Thousand (750,000) shares, (ii) one percent (1%) of the outstanding shares on such date, or (iii) a lesser amount determined by the Board.

      (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

      14. Administration. The Plan shall be administered by the Board or the Compensation Committee of the Board. If the Compensation Committee administers the Plan then all references to "Board" in the Plan shall be deemed to mean a reference to the Compensation Committee. The Board or the Compensation Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Compensation Committee shall, to the full extent permitted by law, be final and binding upon all parties.

      15. Death of Participant. In the event of the death of a participant, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

      17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

      18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at lease annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

      19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common
Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      20. Amendment or Termination.

      (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's compensation, and establish such other limitations or procedures as the Board determines in its sole discretion are advisable and which are consistent with the Plan.

      (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (2) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

            (3) allocating shares.

      Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

      21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      23. Term of Plan. The Plan shall be effective as of March 31, 1999, the date on which the Plan was adopted by the Board of Directors (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date. This Plan shall terminate on March 30, 2009 unless sooner terminated under Section 20 hereof.

      24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, than all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

                                    EXHIBIT A

                          GIGA INFORMATION GROUP, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              ENROLLMENT AGREEMENT

_______________ Original Application           Enrollment Date:_________________

_______________ Change in Payroll Deduction Rate

_______________ Change of Beneficiary(ies)

1. ___________________ hereby elects to participate in the Giga Information Group, Inc. 1999 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Enrollment Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (not to exceed ten percent (10%)) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Enrollment Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.    Shares  purchased for me under the Employee  Stock Purchase Plan should be issued  in  the  name(s)  of  (Employee  or  Employee  and  Spouse  only):
      _________________________________________________

      _________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Enrollment Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)____________________________________________________________
                           (First)          (Middle)           (Last)

______________________________                    ______________________________
Relationship
                                                  ______________________________
                                                  Address

Employee's Social
Security Number:        ______________________________________

Employee's Address:     ______________________________________

                        ______________________________________

                        ______________________________________


I UNDERSTAND THAT THIS ENROLLMENT AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:_______________              _______________________________________
                                   Signature of Employee

                                   _______________________________________
                                   Spouse's Signature (If beneficiary other than spouse)

                                    EXHIBIT B

                          GIGA INFORMATION GROUP, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

      The undersigned participant in the Offering Period of the Giga Information Group, Inc. 1999 Employee Stock Purchase Plan which began on _____________, ________ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Enrollment Agreement.

                                          Name and Address of Participant:

                                          ______________________________________

                                          ______________________________________

                                          ______________________________________

                                          Signature:

                                          ______________________________________

                                          Date: ________________________________

                                                                           PROXY

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          GIGA INFORMATION GROUP, INC.
                  Annual Meeting of Stockholders - May 10, 1999

      THE UNDERSIGNED stockholder of Giga Information Group, Inc., a Delaware corporation (the "Company"), hereby appoints Gideon I. Gartner and Daniel M. Clarke, or either of them, with full power of substitution, as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, 25th Floor, New York, New York, on May 10, 1999 at 10:00 a.m., and any adjournment(s) thereof, and to vote thereat all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present in accordance with the instructions on the reverse side of this Proxy.

      The shares represented by this Proxy will be voted as specified on the reverse side hereof, but if no specification is made, the proxies intend to vote FOR the election of all nominees as directors, FOR the proposal to approve the 1999 Share Incentive Plan, FORthe proposal to approve the 1999 Employee Stock Purchase Plan, FOR the ratification of the selection of auditors and, in the discretion of such proxies, for or against such other matters as may properly come before said meeting or an adjournment(s) thereof.

              (continued - to be dated and signed on reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS of

                          GIGA INFORMATION GROUP, INC.

                                  May 10, 1999

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS   [________________]

                 Please Detach and Mail in the Envelope Provided
     Please mark your
     votes as indicated
     in this example.

                        FOR all nominees                    Withhold
                      listed to the right                  AUTHORITY
                        (except for any             to vote for all nominees
                     nominee listed below)            listed to the right
                     ---------------------            -------------------

1. ELECTION                   [ ]                              [ ]
   OF
   DIRECTORS

Nominees:      A.G.W. Biddle, III
               Neill H. Brownstein

(Instruction: To withhold authority to vote for any individual nominee, mark FOR and write that nominee's name below.)

_______________________________________________________________________________


                                                        FOR   AGAINST  ABSTAIN
2. Approval of the 1999 Share Incentive Plan.           [ ]     [ ]      [ ]


                                                        FOR   AGAINST  ABSTAIN

3. Approval of the 1999 Employee Stock Purchase         [ ]     [ ]      [ ]
   Plan.


                                                        FOR   AGAINST  ABSTAIN

4. RATIFICATION OF THE SELECTION OF                     [ ]     [ ]      [ ]
   PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
   AUDITORS OF THE COMPANY FOR THE FISCAL YEAR
   ENDING DECEMBER 31, 1999.


                                                        FOR   AGAINST  ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED      [ ]     [ ]      [ ]
   TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY
   COME BEFORE THE MEETING OR ANY ADJOURNMENT(S)
   THEREOF.

 Receipt is acknowledged of Notice of said Meeting, Proxy Statement and Annual Report for the fiscal year ended December 31, 1998.

Please date, sign and return this Proxy Card using the enclosed envelope.



_______________________(Seal)___________________(Seal)_________dated:____, 1999

NOTE: Please sign here exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your title, as such. Each joint owner or trustee should sign the proxy.